Exhibit 5

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Amendment No. 8 to the Schedule 13D filed herewith relating to the ordinary shares, par value NIS 0.03 per share, of RADA Electronic Industries Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Dated: September 28, 2017

DBSI INVESTMENTS LTD.
/s/ Barak Dotan
Barak Dotan
Director

/s/ Yossi Ben Shalom
Yossi Ben Shalom
Director

/s/ Barak Dotan
BARAK DOTAN

/s/ Yossi Ben Shalom
YOSSI BEN SHALOM